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                        Drovers Bancshares Corporation             Exhibit 99.1
                               Stock Order Form
                               ----------------
[LOGO OF DROVERS BANCSHARES CORPORATION
 APPEARS HERE]

         Your Properly Completed Stock Order Form Must Be Returned To: Drovers Bancshares Corporation, Attention: Stock Information Center, 30 South George Street, York, PA 17401

This Stock Order Form, properly executed and with the correct payment, must be received before termination of the initial offering period at 5:00 P.M., York, Pennsylvania time, on ___________ __, ___, or the earlier termination of the offering at the discretion of the Company, in accordance with provisions described in the Prospectus. If the Company offers shares after the initial offering period as described in the Prospectus, this Stock Order Form may be accepted, at the discretion of the Company, for purchases during such additional offering period.

                               Number Of Shares
Fill in the number of shares of Common Stock you wish to purchase and the Total Purchase Price. The minimum order is 100 shares. The purchase price is $______ per share. The maximum number of shares that may be purchased is ______ shares.

                               Stock Registration
Print the name(s) in which you want the stock registered. Enter the Social Security Number or Tax I.D. Number of one of the registered owners. Only one number is required. Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "other" and specify the registration desired. If stock is purchased for a trust, date of the agreement and trust title must be included.

                                    Payment
Enclose a check, bank draft or money order made payable to "Drovers Bancshares Corporation" in the amount of the total purchase price. All stock order funds received and accepted by the Company will be deposited into a non-interest bearing escrow account at The Drovers & Mechanics Bank. Payment may be made by wire transfer to the escrow account, Account No. 168955; ABA No. 031301590.

                               Telephone Numbers
Please enter a daytime and an evening telephone number where you may be contacted in the event that we cannot process your Stock Order Form as received.

                                 Acknowledgment
Please sign and date the Stock Order Form. When subscribing as a custodian, corporate officer, etc., please add your signature and title.

                                 Total
Number of         Price Per      Purchase
Shares            Share          Price
__________     x  $______ =      $______________


________________________________________________
Name(s) in which the stock is to be registered

________________________________________________
Name(s) in which the stock is to be registered

________________________________________________
Street Address

________________________________________________
City                    State             Zip

________________________________________________
Social Security or Tax ID Number

*PLEASE READ THE BACK OF THIS DOCUMENT
AND SIGN AS INDICATED*

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Form of stock ownership (check one):

[]  Individual
[]  Joint Tenants WROS
[]  Tenants in Common
[]  Corporation
[]  Fiduciary/Trust Under Agreement dated___________________
[]  Partnership
[]  Uniform Gift to Minors
[]  Individual Retirement Account


[]  Other____________________________________________________

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     ______________________
     Daytime Phone

     ______________________
     Evening Phone

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                              For Office Use Only

Date Received___________________        Batch#______________________
Processor_______________________        Order#______________________
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This Stock Order Form, properly executed and with the correct payment, must be received before the termination of the initial offering period. This Stock Order Form will be deemed received upon the date of delivery of the Stock Order Form, with payment, to the address set forth on the front of this page. This Stock Order Form may be returned by mailing it in the postage prepaid envelope. Stock Order Forms received after termination of the initial offering period may be accepted, at the discretion of the Company, for purchases during any additional offering period in accordance with provisions described in the Prospectus.

I (We) (hereinafter referred to as the "Undersigned") acknowledge receipt of the Prospectus and any supplements thereto. The Undersigned understands that, after receipt by the Company, this Stock Order Form may not be modified, withdrawn or revoked without the consent of the Company. The Company has the right to accept or reject, in whole or in part, this Stock Order Form prior to the consummation of the offering. If this Stock Order Form is rejected in whole or in part, the applicable stock order funds will be promptly returned to the prospective investor, without interest. This Stock Order Form is binding, after acceptance by the Company, upon the heirs, estate, legal representatives, assigns and successors of the Undersigned and shall survive the death, disability or dissolution of the Undersigned. The Undersigned agrees not to transfer or assign the common stock except in accordance with all applicable laws.

The Undersigned understands that investment in the common stock includes certain risks, including those set forth under the caption "Risk Factors" in the Prospectus. No information or representation has been given to the Undersigned by representatives of the Company or anyone else other than those contained in such Prospectus and any supplements thereto.

The provisions in this Stock Order Form shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania. In the event there is any conflict between the Prospectus and any supplements thereto and this Stock Order Form, then the terms set forth in the Prospectus and any supplements thereto shall be controlling. If this Stock Order Form is executed on behalf of a corporation, partnership, trust or other entity, the Undersigned has been duly authorized to execute this Order Form and all other instruments in connection with the purchase of the common stock, and the signature of the Undersigned is binding upon such corporation, partnership, trust or other entity. The Company retains the right to request the production of an appropriate certification for said authorization. This Stock Order Form constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only in writing executed by the party to be bound thereby.

                                NASD Affiliation
Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), certain persons may not be eligible to purchase shares.

If you are an owner, director, officer, partner, agent or employee of a NASD member firm or an associate or a member of the immediate family of any such person, please initial the following line. ___________

If you are a senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account; or a person who is employed in the securities department of any such institution or who otherwise may influence the buying and/or selling of securities by any of such institutions; or a member of the immediate family of any such person, please initial the following line. ____
____________

                                 Substitute W-9
I (We) am/are not subject to backup withholding either (1) because I (we) am/are exempt from back-up withholding, (2) I (we) have not been notified that I (we) am/are subject to back-up withholding as a result of a failure to report all interest on dividends, or (3) the Internal Revenue Service has notified me (us) that I (we) am/are no longer subject to back-up withholding. (You must cross out 2 if the IRS notified you that you are currently subject to backup withholding.)

                                 Acknowledgment
Under the penalties of perjury, I (we) certify that the information contained herein, including the Social Security Number or Taxpayer Identification Number given above, is true, correct and complete.

_____________________________    _______________________________________________
Signature                Date    Signature (if second signature required)   Date

               This stock Order Form is not valid unless signed.
  For assistance, please call The Stock Information Center at (717) 519-2333